UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Superconductor Corporation

(Name of Registrant as Specified in Its Charter)

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AMERICAN SUPERCONDUCTOR CORPORATION

Two Technology Drive

Westborough, Massachusetts 01581

Notice of Annual Meeting of Stockholders to

be Held on Thursday, July 27, 2006

The Annual Meeting of Stockholders of American Superconductor Corporation (the “Company”) will be held at the Company’s principal office, Two Technology Drive, Westborough, MA 01581, on Thursday, July 27, 2006 at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect directors for the ensuing year.

2.	To approve an amendment to the Company’s Second Amended and Restated 1997 Director Stock Option Plan to change the annual equity award to each non-employee director from the grant of a stock option for 10,000 shares of common stock to an award of 5,000 shares of common stock.

3.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 7, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,

Thomas M. Rosa, Treasurer

Westborough, Massachusetts

June 23, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

i

AMERICAN SUPERCONDUCTOR CORPORATION

Two Technology Drive

Westborough, Massachusetts 01581

Proxy Statement for the Annual Meeting of Stockholders

to be Held on Thursday, July 27, 2006

GENERAL INFORMATION ABOUT ANNUAL MEETING

Distribution of Information and Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of American Superconductor Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, July 27, 2006 (the “Annual Meeting”) and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On June 7, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 33,018,168 shares of common stock of the Company (constituting all of the voting stock of the Company). Holders of common stock are entitled to one vote per share.

The Company’s Annual Report for the fiscal year ended March 31, 2006 (“fiscal 2006”) is being mailed to stockholders, along with these proxy materials, on or about June 27, 2006.

The text of the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, as filed with the Securities and Exchange Commission (the “SEC”), is included without exhibits in the Company’s Annual Report. Exhibits will be provided upon written request addressed to the Company, Attention: Investor Relations, at no charge.

Votes Required

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the amendment to the 1997 Director Stock Option Plan, as amended (Proposal 2) and the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal 3).

Shares that abstain from voting as to a particular matter, and shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to (i) the election of directors (Proposal 1), which requires the vote of the holders of a plurality of the common stock voting; (ii) the amendment to the 1997 Director Stock Option Plan (Proposal 2),

which requires an affirmative vote of the holders of a majority of the common stock voting; or (iii) the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal 3), which requires an affirmative vote of the holders of a majority of the common stock voting on the matter.

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of the Company’s common stock as of April 30, 2006 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock, (ii) each director or nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below (the “Senior Executives”), and (iv) all current directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
Five Percent Stockholders
Merrill Lynch Investment Managers Limited (3) 800 Scudders Mill Road Plainsboro, NY 08536	4,551,716	13.8%

Directors or Nominees
Gregory J. Yurek (4)	1,849,744	5.4%
Albert J. Baciocco, Jr. (5)	77,000	*
Vikram S. Budhraja (6)	31,000	*
Peter O. Crisp (7)	136,603	*
Richard Drouin (8)	89,000	*
Andrew G.C. Sage, II (9)	151,000	*
John B. Vander Sande (10)	176,562	*

Other Senior Executives
Kevin M. Bisson (11)	78,683	*
Stuart C. Karon (12)	89,786	*
Alexis P. Malozemoff (13)	226,256	*
Charles W. Stankiewicz (14)	161,132	*
Terry M. Winter (15)	56,487	*

All directors and current executive officers as a group (12 persons) (16)	3,069,700	8.7%

*	Less than 1%.

(1)	The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 2006, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(2)	To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 32,867,754 shares outstanding as of April 30, 2006, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after April 30, 2006 held by the stockholder in question.

(3)	Information is derived from responses to a questionnaire submitted to the Company by Merrill Lynch Investment Managers Limited on May 25, 2006.

(4)

Includes 183,152 shares held jointly with Dr. Yurek’s wife, 8,340 shares held by Dr. Yurek’s child, 1,657,500 shares subject to outstanding stock options, 49,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company, and 752 shares held indirectly through the Company’s 401(k) plan. Dr. Yurek disclaims beneficial ownership of the shares held by his child.

(5)	Includes 70,000 shares subject to outstanding stock options.

(6)	Includes 30,000 shares subject to outstanding stock options.

(7)	Includes 3,000 shares held by Mr. Crisp’s wife and 80,000 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

(8)	Includes 80,000 shares subject to outstanding stock options.

(9)	Comprised of 35,000 shares owned by a limited partnership of which Mr. Sage is the general partner and 116,000 shares subject to outstanding stock options.

(10)	Includes 80,000 shares subject to outstanding stock options.

(11)	Includes 76,667 shares subject to outstanding stock options, and 539 shares held indirectly through the Company’s 401(k) plan. Mr. Bisson departed the Company on March 10, 2006.

(12)	Includes 73,200 shares subject to outstanding stock options, 6,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company, and 2,486 shares held indirectly through the Company’s 401(k) plan. Mr. Karon departed the Company on June 16, 2006.

(13)	Includes 4,500 shares held in two trusts of which Dr. Malozemoff is the co-trustee, 149,000 shares subject to outstanding stock options, 12,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company, and 2,856 shares held indirectly through the Company’s 401(k) plan.

(14)	Includes 124,333 shares subject to outstanding stock options, 31,500 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company, and 2,799 shares held indirectly through the Company’s 401(k) plan.

(15)	Includes 30,000 shares subject to outstanding stock options, 22,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company, and 648 shares held indirectly through the Company’s 401(k) plan.

(16)	Includes 2,491,233 shares subject to outstanding stock options, 148,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company, and 9,426 shares held indirectly through the Company’s 401(k) plan. Does not include shares owned by Mr. Karon, who departed the Company on June 16, 2006, or shares owned by Mr. Bisson, who departed the Company on March 10, 2006.

CORPORATE GOVERNANCE

The Board has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. The Company has recently bolstered its corporate governance practices significantly by reconstituting its Nominating Committee as the Nominating and Corporate Governance Committee, adopting a new Nominating and Corporate Governance Committee Charter and adopting a set of corporate governance guidelines. Complete copies of the committee charters, corporate governance guidelines and code of conduct described below have been posted to the Company’s website at www.amsuper.com. Alternatively, you can request a copy of any of these documents by writing to American Superconductor Corporation, Two Technology Drive, Westborough, MA 01581, Attention: Investor Relations.

Members of the Board

Set forth below, for each director, are his name and age, his positions (if any) with the Company, his principal occupation and business experience during the past five years, the names of other public companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

Gregory J. Yurek, age 59, co-founded the Company in 1987 and has been chief executive officer since December 1989, president since June 2005 and chairman of the Board of Directors since October 1991. Dr. Yurek also served as president from March 1989 to February 2004, as vice president and chief technical officer from August 1988 until March 1989 and as chief operating officer from March 1989 until December 1989. Prior to joining the Company, Dr. Yurek was a professor of Materials Science and Engineering at MIT for 12 years. He is also a director of Nanosys, Inc. and HTS-110 Limited. Dr. Yurek has been a director of the Company since 1987.

Albert J. Baciocco, Jr., age 75, has been president of The Baciocco Group, Inc., a technical and management consulting practice in strategic planning, technology investment and implementation, since 1987. Preceding this, he served in the U.S. Navy for 34 years, principally within the nuclear submarine force and directing the Department of the Navy research and technology development enterprise, achieving the rank of Vice Admiral. Admiral Baciocco serves on several boards and committees of government, industry and academe. During the past 18 years, he has served as a director of several public corporations and is currently a director of Clipper Windpower plc. He is a trustee of the South Carolina Research Authority and a director of the Foundation for Research Development of the Medical University of South Carolina. Admiral Baciocco has been a director of the Company since April 1997.

Vikram S. Budhraja, age 58, has been president of Electric Power Group, LLC, a Pasadena, California-based consulting firm that provides management and strategic consulting services to the electric power industry, since January 2000. From 1977 to January 2000, Mr. Budhraja served in several key senior management positions at Edison International, the parent company of Southern California Edison, including: president of Edison Technology Solutions; senior vice president and head of the Power Grid Business Unit of Southern California Edison; and vice president of System Planning, Fuels and Operations of Southern California Edison. He chairs the Consortium for Electric Reliability Technology Solutions (CERTS) and worked with the U.S.-Canadian Power Systems Outage Task Force that was formed to investigate the root causes of the August 14, 2003 power blackout in the Northeast. Mr. Budhraja has previously served as a director of several organizations, including the California Independent System Operator Corporation and Soft Switching Technologies. Mr. Budhraja has been a director of the Company since March 2004.

Peter O. Crisp, age 73, served as vice chairman of Rockefeller Financial Services, Inc. from December 1997 until September 2004 and is currently a consultant. From 1969 to 1997, he was a general partner of Venrock Associates, a venture capital firm based in New York. Mr. Crisp served as a director of United States Trust Corporation until August 2004. He is also a director of several private companies. Mr. Crisp has been a director of the Company since 1987.

Richard Drouin, age 74, has been chairman of Abitibi Consolidated, the world’s largest newsprint manufacturer, since 2000. Mr. Drouin was a partner at McCarthy Tétrault, a Canadian law firm, from December 1995 until December 2003. Mr. Drouin was the chairman and chief executive officer of Hydro-Quebec, a public electric utility based in Canada, from April 1988 to September 1995. Mr. Drouin is a director of Nstein Technologies, Addenda Capital and chairman of the Board of Trustees of the North American Electric Reliability Council. Mr. Drouin has been a director of the Company since February 1996.

Andrew G.C. Sage, II, age 80, has been president of Sage Capital Corporation since 1974. Immediately prior to that time, he served as president of the investment banking firm of Lehman Brothers. Throughout his career, Mr. Sage has served in board and executive positions for numerous public companies. Mr. Sage has been a director of the Company since April 1997.

John B. Vander Sande, age 62, co-founded the Company. He is the Cecil and Ida Green Distinguished Professor of Material Science, emeritus, at MIT specializing in the microstructure of materials and was associate dean and acting dean of engineering at MIT from 1992 to 1999. He was founding executive director of the Cambridge-MIT Institute from 1999 to January 2003. Dr. Vander Sande has been a director of the Company since 1990.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	the Board of Directors, in conjunction with the Compensation Committee, shall be responsible for reviewing and approving a management succession plan, including succession planning for the Chief Executive Officer;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Admiral Baciocco, Mr. Budhraja, Mr. Crisp, Mr. Drouin, Mr. Sage and Dr. Vander Sande do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies criteria set forth in the Company’s corporate governance guidelines, such as the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, American Superconductor Corporation, Two Technology Drive, Westborough, MA 01581.

Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Board Meetings and Attendance

The Board met 12 times during fiscal 2006, either in person or by teleconference. During fiscal 2006, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

All seven directors attended the fiscal 2005 annual meeting of stockholders. The Company’s corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders.

Board Committees

The Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by the Board. The Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management;

•	reviewing all related party transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 9 of this proxy statement).

The members of the Audit Committee are Dr. Vander Sande (Chairman), Mr. Sage and Admiral Baciocco. The Audit Committee met five times during fiscal 2006. The Board has determined that Mr. Sage is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	reviewing and making a recommendation to the Board with respect to the CEO’s compensation;

•	reviewing and approving the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s executive officers;

•	overseeing and administering the Company’s incentive-compensation and equity-based plans;

•	retaining any compensation consultant to be used to assist in the evaluation of executive officer compensation; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The members of the Compensation Committee are Mr. Crisp (Chairman), Mr. Drouin, Dr. Vander Sande and Mr. Budhraja. The Compensation Committee met four times during fiscal 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board;

•	recommending to the Board the persons to be elected to each of the Board’s Committees;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and

•	overseeing the evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Mr. Drouin (Chairman), Mr. Crisp and Admiral Baciocco. The Nominating Committee met once during fiscal 2006.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chief Financial Officer is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chief Financial Officer considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board c/o Chief Financial Officer, American Superconductor Corporation, Two Technology Drive, Westborough, MA 01581.

Compensation of Directors

Effective April 1, 2006 directors of the Company who are not employees of the Company or any subsidiary (“Outside Directors”) receive cash compensation as follows: each Outside Director will receive $20,000 as an annual retainer; the chairmen of the Audit, Compensation, and Nominating and Corporate Governance committees will receive an annual retainer of $6,000, $4,000 and $3,000, respectively; each Outside Director who attends an “in person” meeting of the Board or a committee of the Board will receive $1,500 per meeting; each Outside Director who participates in a teleconference meeting of the Board or a committee of the Board will receive $1,000 per meeting; and each Outside Director who participates in an “in person” meeting of the Board or a committee of the Board via teleconference will receive $1,000 per meeting.

In fiscal 2006, Outside Directors received cash compensation as follows pursuant to a director compensation plan implemented as of April 1, 2004: each Outside Director received $20,000 as an annual retainer; each Outside Director who attended an “in person” meeting of the Board or a committee of the Board received $1,200 per meeting; each Outside Director who participated in a teleconference meeting of the Board or a committee of the Board received $800 per meeting; and each Outside Director who participated in an “in person” meeting of the Board or a committee of the Board via teleconference received $800 per meeting.

In addition to the $20,000 each Outside Director received as an annual retainer, they earned the following amounts for their attendance at Board meetings in fiscal 2006: Admiral Baciocco — $11,200; Mr. Budhraja — $11,200; Mr. Crisp — $11,200; Mr. Drouin — $11,200; Mr. Sage — $10,400; and Dr. Vander Sande — $11,200. In fiscal 2006, members of the Compensation Committee earned the following amounts for their services on such committee: Mr. Crisp — $4,800; Mr. Budhraja — $1,200; Mr. Drouin — $4,400; and Dr. Vander Sande — $4,800. In fiscal 2006, members of the Nominating Committee (recently reconstituted as the Nominating and Corporate Governance Committee) earned the following amounts for their services on such committee: Mr. Drouin — $1,200; Admiral Baciocco — $1,200; and Mr. Crisp — $1,200. In fiscal 2006, members of the Audit Committee earned the following amounts for their services on such committee: Dr. Vander Sande — $5,600; Admiral Baciocco — $4,800; and Mr. Sage — $5,600. In addition, Mr. Crisp was paid $3,000 for his services as chairman of the Compensation Committee and Dr. Vander Sande was paid $3,000 for his services as chairman of the Audit Committee.

Pursuant to the Second Amended and Restated 1997 Director Plan (the “1997 Director Plan”), Outside Directors are granted options on the following terms: (i) each Outside Director of the Company who is initially elected to the Board after September 5, 1997 is granted an option to purchase 20,000 shares of common stock upon his or her initial election to the Board, and (ii) each Outside Director is granted an option to purchase 10,000 shares of common stock of the Company three business days following each Annual Meeting of the Stockholders of the Company, provided that such Outside Director has served as a director of the Company for at least one year. Each option granted under the 1997 Director Plan has an exercise price equal to the fair market value of the common stock on the date of grant. Options granted under the 1997 Director Plan upon an Outside Director’s election to the Board become exercisable in equal annual installments over a two-year period. Notwithstanding such vesting schedule, such options become exercisable in full in the event of an acquisition of the Company. Options granted to continuing Outside Directors following Annual Meetings of Stockholders are immediately exercisable in full. The term of each option granted under the 1997 Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 60 days thereafter. In accordance with the terms of the 1997 Director Plan, Dr. Vander Sande, Mr. Sage, Mr. Drouin, Mr. Crisp, Mr. Budhraja, and Admiral Baciocco were each granted an option to purchase 10,000 shares of common stock at an exercise price of $11.59 per share in August 2005.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.amsuper.com. In addition, the Company intends to post on its website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Audit Committee Report

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended March 31, 2006 and has discussed these financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the Company’s independent registered public accounting firm’s opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting with the Company’s management and the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with GAAP and issuing a report on those financial statements, auditing management’s assessment of the effectiveness of internal control over financial reporting, and expressing an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel, and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal control over financial reporting and accounting, financial and auditing personnel.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements and the matters required to be discussed by applicable accounting standards and Audit Committee rules, including the matters required by Statement on Auditing Standards Nos. 61 and 90, as amended (Communication with Audit Committees).

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain non-audit services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

By the Audit Committee of the Board.

John B. Vander Sande, Chairman

Albert J. Baciocco, Jr.

Andrew G.C. Sage, II

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company’s Chief Executive Officer and (ii) the Company’s four other most highly compensated executive officers for fiscal 2006 who were serving as executive officers on March 31, 2006 (the “Senior Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)				Long-Term Compensation
					Awards
Name and Principal Position	Fiscal Year	Salary		Bonus	Restricted Stock Awards ($) (2)	Number of Shares Underlying Options (#)	All Other Compensation
Gregory J. Yurek (3)	2006	$455,000		$162,545	$222,000	185,000	$4,420
Chairman of the Board and Chief Executive Officer	2005	405,000		312,012	383,700	30,000	4,055	(4)
	2004	385,866		172,868	—	250,000	3,660	(4)

Terry M. Winter (5)	2006	230,000		81,144	136,800	50,000	—
Executive Vice President, Operations	2005	106,923	(6)	11,667	125,400	90,000	—
	2004	—		—	—	—	—

Alexis P. Malozemoff (7)	2006	209,823		41,360	55,000	10,000	—
Executive Vice President and Chief Technical Officer	2005	209,823		62,099	125,370	—	—
	2004	209,823		36,761	—	50,000	—

Charles W. Stankiewicz (8)	2006	191,022		30,234	289,060	—	—
Senior Vice President, AMSC Power Systems	2005	182,574		112,368	—	6,000	—
	2004	182,574		24,538	—	40,000	—

Stuart C. Karon (9)	2006	170,000		22,848	55,000	40,000	—
Former Vice President, Business Development	2005	160,000		54,528	—	27,000	—
	2004	142,967		19,969	27,440	—	—

Kevin M. Bisson (10)	2006	218,710		—	138,750	85,000
Former Senior Vice President, Chief Financial Officer and Treasurer	2005	211,000		129,773	—	30,000
	2004	182,036		75,104	52,050	100,000

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus of the Senior Executive.

(2)	Represents the difference between the closing price of the common stock on the Nasdaq National Market on the date of grant and the per share purchase price, multiplied by the number of shares awarded.

(3)	As of the end of fiscal 2006, Dr. Yurek held a total of unvested 49,000 shares of restricted stock, with a total value of $555,660, based on the fair market value of the common stock on March 31, 2006 ($11.35), net of the $.01 consideration paid. These restricted shares were awarded on May 6, 2004 and May 5, 2005, the first of which vests in six equal annual installments ending on May 6, 2010, and the second of which vests in three equal annual installments ending on May 5, 2008.

(4)	Represents insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek’s wife is the beneficiary of this insurance policy.

(5)	As of the end of fiscal 2006, Mr. Winter held a total of 22,000 shares of unvested restricted stock, with a total value of $249,480, based on the fair market value of the common stock on March 31, 2006 ($11.35), net of the $.01 consideration paid. These restricted shares were awarded on September 7, 2004 and July 27, 2005, both of which will vest in three equal annual installments ending on July 27, 2008.

(6)	Mr. Winter’s salary for fiscal 2005 represents a salary for a partial year of employment, as Mr. Winter began his employment with the Company on September 7, 2004.

(7)	As of the end of fiscal 2006, Dr. Malozemoff held a total of 13,500 shares of unvested restricted stock, with a total value of $153,090, based on the fair market value of the common stock on March 31, 2006 ($11.35), net of the $.01 consideration paid. These restricted shares were awarded on April 26, 2004 and May 5, 2005, the first of which vests in six equal annual installments ending on April 26, 2010, and the second of which vests in three equal annual installments ending on May 5, 2008.

(8)	As of the end of fiscal 2006, Mr. Stankiewicz held a total of 34,000 shares of unvested restricted stock, with a total value of $385,560, based on the fair market value of the common stock on March 31, 2006 ($11.35), net of the $.01 consideration paid. These restricted shares were awarded on April 23, 2002, April 25, 2005 and March 1, 2006; 5,000 shares will vest on April 23, 2008, 2,500 vested on April 25, 2006, 2,500 will vest on April 25, 2007, and 24,000 will vest in three equal annual installments ending on March 1, 2009.

(9)	Mr. Karon departed the Company effective June 16, 2006. As of the end of fiscal 2006, Mr. Karon held a total of 6,000 shares of unvested restricted stock (2,000 of which vested on May 5, 2006), with a total value of $68,040, based on the fair market value of the common stock on March 31, 2006 ($11.35), net of the $.01 consideration paid.

(10)	Mr. Bisson departed the Company on March 10, 2006. He joined the Company in May 2003. Consequently, he received compensation for only portions of fiscal years 2004 and 2006.

Option Grants

The following table sets forth certain information concerning the stock options granted by the Company during fiscal 2006 to each of the Senior Executives.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual Grants
	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($) (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Executive Officer					5%	10%
Gregory J. Yurek	185,000	24.06%	$9.26	5/5/2015	$1,077,359	$2,740,240
Terry M. Winter	50,000	6.50%	$11.41	7/27/2015	$358,784	$909,230
Alexis P. Malozemoff	10,000	1.30%	$9.26	5/5/2015	$58,236	$147,581
Charles W. Stankiewicz	—	—	—	—	—	—
Stuart C. Karon	40,000	5.20%	$9.26	5/5/2015	$232,943	$590,322
Kevin M. Bisson	85,000	11.05%	$9.26	5/5/2015	$495,003	$1,254,435

(1)	The exercise price per share of each option was equal to the fair market value per share of common stock on the date of grant. Options become exercisable over a three-year period and generally terminate 60 days following termination of the Senior Executive’s employment with the Company or ten years following the grant date, whichever occurs earlier. Stock options granted by the Company become immediately exercisable in full upon a change in control, as defined in such agreements.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth certain information concerning each exercise of a stock option during fiscal 2006 by the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on March 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized (1)	Number of Shares of Common Stock Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised in-the- Money Options at Fiscal Year-End($) (2)
Executive Officer			Exercisable/Unexercisable		Exercisable/Unexercisable
Gregory J. Yurek	—	—	1,451,666	318,334	$889,928	$1,109,122
Terry M. Winter	—	—	30,000	110,000	—	—
Alexis P. Malozemoff	—	—	118,333	41,667	$339,784	$193,716
Charles W. Stankiewicz	13,333	$91,701	104,000	26,333	$58,080	$132,584
Stuart C. Karon	—	—	42,600	60,400	$27,646	$89,264
Kevin M. Bisson	—	—	76,667	—	$524,664	—

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

(2)	Based on the fair market value of the common stock on March 31, 2006, the last trading day on the Nasdaq National Market during fiscal 2006 ($11.35 per share), less the option exercise price, multiplied by the number of shares underlying the options.

Equity Compensation Plan Information

The following table provides information about the shares authorized for issuance under the Company’s equity compensation plans as of March 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,676,975	(1)	$14.92	2,563,815	(2)
Equity compensation plans not approved by security holders	2,000	(3)	$28.75	173,000

Total	4,678,975		$14.92	2,736,815

(1)	Excludes shares issuable under the Company’s 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2006. Such shares are included in column (c).

(2)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2006, the 2,119,189 shares available for issuance under the Company’s 1996 Stock Incentive Plan and 2004 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. The 1996 Stock Incentive Plan, which had 416,029 shares available on March 31, 2006, expired on April 17, 2006.

(3)	Represents 2,000 shares subject to outstanding non-qualified stock options granted to the former employees of Integrated Electronics, LLC (“IE”) in connection with the Company’s purchase of substantially all the assets of IE in June 2000.

The Company granted non-qualified stock options to the former employees of IE in June 2000. Options exercisable for a total of 2,000 shares of common stock (out of a total of 175,000 authorized by the Board) are currently outstanding at an average exercise price of $28.75 per share. The options become exercisable in five equal annual installments and expire 10 years from the date of grant or three months after the termination of the optionee’s employment.

Employment and Severance Agreements with Senior Executives

The Company is a party to severance agreements with each of the following executive officers: Dr. Yurek, Dr. Malozemoff, Mr. Rosa, Mr. Santamaria, Mr. Winter and Mr. Stankiewicz. Each executive severance agreement provides for certain severance benefits to the executive in the event that such executive’s employment is terminated: 1) by the Company without cause in the absence of a change in control of the Company; or 2) by the Company without cause or by the executive for good reason following a change in control of the Company (each term as defined in the executive severance agreements). These benefits primarily consist of the continuation of the executive’s salary and employee benefits for a period of one year to three years following termination, depending on the executive. Each executive severance agreement expires on March 31, 2010; however, the executive severance agreements are subject to automatic one-year extensions on an annual basis, beginning April 1, 2007, unless either the executive or the Company provides notice to the other party that it has decided not to extend.

Dr. Yurek and Dr. Malozemoff are each party to an employment agreement with the Company, dated as of December 4, 1991. The terms of severance for Dr. Yurek and Dr. Malozemoff set forth in these employment agreements are superseded by the severance provisions in their respective executive severance agreements during the term of the executive severance agreements. Under the terms of their respective employment agreements (as amended by their executive severance agreements), Dr. Yurek and Dr. Malozemoff agree that, among other things, they will not engage in a business competitive with that of the Company for the post-employment period during which they are entitled to receive severance benefits from the Company.

Compensation Committee Interlocks and Insider Participation

Mr. Crisp, Mr. Drouin, Dr. Vander Sande and Mr. Budhraja served as members of the Company’s Compensation Committee during fiscal 2006. None of the Company’s executive officers serves as a director or a member of the compensation committee (or other committee serving an equal function) of any other entity whose executive officers serve as a director of or member of the Compensation Committee of the Company.

Compensation Committee Report on Executive Compensation

This report addresses the compensation policies of the Company applicable to its officers during fiscal 2006. The Company’s executive compensation program is administered by the Compensation Committee of the Board (the “Committee”), which is comprised of four independent, non-employee directors. The Committee is responsible for determining the compensation package of each executive officer except the Chief Executive Officer, for whom the Committee is responsible for presenting recommendations for the Chief Executive Officer’s compensation to the full Board. In fiscal 2006, the Board did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

The objectives of the Committee in determining executive compensation are (i) to recognize and reward exceptional performance by the Company’s executives, (ii) to provide incentives for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company’s current officers, including the Chief Executive Officer, but will enable the Company to attract other officers that may be needed by the Company in the future.

The executive compensation program is implemented through three principal elements — base salary, an annual incentive plan based on team and individual contributions to corporate success and grants of stock options and restricted stock.

In establishing the salary of officers, including the Chief Executive Officer, the Committee considers the individual performance of the officer, the performance of the Company as a whole, the nature of the individual’s responsibilities, historic salary levels of the individual, and the median level of cash compensation paid to officers in comparable positions at other companies whose business and/or financial position is similar to that of the Company. For purposes of this comparison, the Committee considers the executive compensation of a range of public technology-oriented companies whose business, stage of development; financial position and/or recent financial performance are similar to that of the Company, as well as the companies included in the Peer Index in the Stock Performance Graph.

The Committee has determined that the salaries paid to the Company’s officers, including the Chief Executive Officer, are appropriately positioned relative to the median cash compensation levels for executives with comparable responsibilities in similar firms and the contributions of the individuals to the success of the firm.

Beginning in 1996, the Committee implemented an annual incentive compensation plan for all officers, including the Chief Executive Officer. Awards under the plan reflect team and individual contributions to the achievement of predetermined Company objectives, including financial objectives, product development objectives, and marketing and business development objectives. The Committee believes it is appropriate for officers to have a portion of their annual cash compensation dependent upon performance in that year, and the Committee may consider increasing the “at risk” portion of executive compensation over time. For fiscal 2006, payments were made from the plan that were commensurate with the goals set for the Company and each Senior Executive. For the Chief Executive Officer, a payment was made that reflected the Company’s financial performance in fiscal 2006 and the Chief Executive Officer’s achievement of personal objectives that had been set by the Committee as well as the Committee’s evaluation of the Chief Executive Officer’s overall performance.

The Committee uses stock options as an element of the compensation package of the officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value, because they reward the officers only to the extent that stockholders also benefit, and because the vesting of the options (the options generally become exercisable in installments over a three to five-year period) serves as a means of retaining these officers. In granting stock options to certain officers, the Committee considers a number of factors including the performance of the officer, the responsibilities of the officer, the officer’s current stock or option holdings, and the median levels of long-term incentives paid to officers with comparable responsibilities in similar companies, including the companies included in the Peer Index in the Stock Performance Graph. It has been the practice of the Committee to fix the exercise price of options granted at 100% of the fair market value of the common stock on the date of grant.

While the Company has on occasion granted restricted stock in the past, particularly to senior executives, going forward the Committee has decided to reduce the number of stock options granted and increase its use of restricted stock in officer compensation packages. Restricted shares granted by the Company typically become vested upon the earlier of either (i) the achievement of specific revenue, profitability, and/or stock price appreciation objectives that are designed to increase shareholder value or (ii) the fulfillment of a three-to six-year vesting schedule. The Committee believes that this increased use of restricted stock will enable the Company to continue to attract, retain, motivate and reward officers while resulting in less dilution and compensation expense than would occur with stock options.

The Board recognizes that it is essential for officers of the Company to establish and maintain an ownership position in the Company. In order to ensure that this expectation is met, the Board has established guidelines relating to stock ownership and disposition for all officers under which an officer is strongly encouraged to establish and maintain ownership of shares in an amount directly proportional to the number of shares exercised. The Committee considers each officer’s compliance with these guidelines in the establishment of ongoing option grants.

In evaluating corporate and individual performance for the purposes of determining salary levels, awarding bonuses and granting stock options and restricted stock, the Committee considers the progress and success of the Company with respect to financial metrics, such as revenue and net income, and to matters such as product development, strategic alliances, and enhancement of the Company’s patent and licensing position, as well as changes in scope of responsibility for specific individuals.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain other requirements are met. The Committee takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices.

THE COMPENSATION COMMITTEE

Peter O. Crisp, Chairman

Vikram Budhraja

Richard Drouin

John B. Vander Sande

Stock Performance Graph

The following graph compares the cumulative total stockholder return on the common stock of the Company from March 31, 2001 to March 31, 2006 (the end of fiscal 2006) with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Index”), and (ii) an index of seven companies engaged in a line of business similar to the Company’s (the “Peer Index”). The Peer Index is comprised of Ballard Power Systems, Inc., Energy Conversion Devices, Inc., FuelCell Energy, Inc., Intermagnetics General Corporation, Maxwell Technologies, Plug Power Inc. and SatCon Technology Corporation. This graph assumes the investment of $100.00 on March 31, 2001 in the Company’s common stock, the Peer Index and the Nasdaq Index, and assumes any dividends are reinvested. Measurement points are March 30, 2001, March 29, 2002, March 31, 2003, March 31, 2004, March 31, 2005 and March 31, 2006.

	March 2001	March 2002	March 2003	March 2004	March 2005	March 2006
American Superconductor Corporation	$100.00	$47.00	$22.41	$79.94	$62.13	$70.66
Nasdaq Index	$100.00	$103.30	$76.98	$113.28	$113.71	$134.68
Peer Index	$100.00	$75.96	$25.88	$31.91	$26.49	$38.07

ELECTION OF DIRECTORS

(PROPOSAL 1)

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are presently directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal). Information about each nominee is set forth under “Corporate Governance — Members of the Board” beginning on page 3.

The Board recommends a vote FOR the election of Dr. Yurek, Admiral Baciocco, Mr. Budhraja, Mr. Crisp, Mr. Drouin, Mr. Sage and Dr. Vander Sande as directors of the Company.

APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED

1997 DIRECTOR STOCK OPTION PLAN

(PROPOSAL 2)

The Board of Directors believes that equity grants under the Company’s Second Amended and Restated 1997 Director Stock Option Plan, as amended (the “1997 Director Plan”), have been, and will continue to be, an important compensation element in attracting and retaining Directors of the Company who are not employees of the Company or any subsidiary (“Outside Directors”) whose continued services are considered essential to the Company’s future success.

Accordingly, on May 4, 2006, the Board voted, subject to stockholder approval, to further amend the 1997 Director Plan to change the annual equity award to each non-employee director from the grant of a fully-vested option for 10,000 shares at an exercise price equal to fair market value of the common stock on the date of grant to the grant (for no cash consideration) of 5,000 fully-vested shares of common stock. The Board approved the amendment to continue to attract and retain highly qualified Outside Directors and to remain competitive with the market regarding compensation of Outside Directors.

The Board of Directors believes that the amendment to the 1997 Director Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 1997 Director Plan

The 1997 Director Plan, as currently in effect, and the proposed amendment, are summarized below. This summary is qualified in its entirety by reference to the full text of the 1997 Director Plan, a copy of which (as proposed to be amended) is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. In addition, a copy of the 1997 Director Plan may be obtained from the Secretary of the Company.

A total of 790,000 shares of common stock may be issued upon the exercise of options granted under the 1997 Director Plan. As of May 31, 2006, 60,000 shares had been issued upon the exercise of options granted under the 1997 Director Plan, options for 420,000 shares were outstanding under this plan at an average exercise price of $14.93, and 310,000 shares remained available for future grants under the 1997 Director Plan. Only Outside Directors of the Company are eligible to receive options under the 1997 Director Plan. The Company currently has six Outside Directors (a number which may change in the future). All options granted under the 1997 Director Plan are nonstatutory stock options not entitled to special tax treatment under Section 422 of the Code.

The 1997 Director Plan currently provides for the automatic grant of stock options under the following circumstances:

•	an option to purchase 20,000 shares of common stock is granted to each person elected as an Outside Director for the first time;

•	an additional option to purchase 10,000 shares of common stock is granted automatically each year to each Outside Director three business days following the Annual Meeting of Stockholders, provided that such Outside Director has served as a Director for at least one year; and

•	initial options granted to Outside Directors vest in two equal annual installments provided the optionee continues to serve as a Director as of each such vesting date, and additional options granted annually are immediately exercisable.

The exercise price of each option granted under the 1997 Director Plan is equal to the fair market value of the common stock on the date of grant. In the event of an acquisition of the Company, all outstanding options will become vested in full. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a Director of the Company and for up to 60 days thereafter. Unexercised options expire ten years after the date of grant.

Under the proposed amendment to the 1997 Director Plan, the annual equity awards to each non-employee director would change from the grant of a fully-vested option for 10,000 shares at an exercise price equal to fair market value of the common stock on the date of grant to the grant (for no cash consideration) of 5,000 fully-vested shares of common stock.

The Board may suspend, discontinue or amend the 1997 Director Plan, provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the 1997 Director Plan, or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the NASDAQ National Market or any other exchange on which the common stock of the Company is listed.

The 1997 Director Plan was initially adopted by the Board of the Company and approved by the Company’s stockholders on September 5, 1997. An amendment to the 1997 Director Plan was adopted by the Board on May 2, 2000 and approved by the stockholders on July 28, 2000. An amendment to the 1997 Director Plan was adopted by the Board on April 25, 2002 and was approved by the stockholders on July 26, 2002. An amendment to the 1997 Director Plan was adopted by the Board on May 6, 2004 and approved by the stockholders on July 29, 2004.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1997 Director Plan as it is proposed to be amended.

This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Stock Option Awards

An Outside Director will not have income upon the grant of a non-statutory option under the 1997 Director Plan. An Outside Director will have compensation income upon the exercise of a non-statutory option equal to the value of the stock on the day the director exercised the option less the exercise price. Upon sale of the stock, an Outside Director will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the Outside Director has held the stock for more than one year and otherwise will be short-term.

Stock Awards

Upon the grant of shares of common stock, an Outside Director will have compensation income equal to the value of the stock on the date of grant. When the stock is sold, the Outside Director will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. This capital gain or loss will be long-term if the Outside Director held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when an Outside Director has compensation income.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP or its predecessor company, Coopers & Lybrand LLP, has served as the Company’s independent registered public accounting firm since the Company’s inception. Although stockholder approval of the Audit Committee’s selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP.

The Board recommends a vote FOR ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years:

Fee Category	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$506,467	$581,329
Audit-Related Fees	0	0
Tax Fees (2)	36,700	30,976
All Other Fees	0	0

Total Fees	$543,167	$612,305

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. These fees include $7,060 and $101,861 related to the Company’s filing of two registration statement on Form S-3 in fiscal years 2006 and 2005, respectively.

(2)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate primarily to the preparation of original and amended tax returns, accounted for $35,370 in fiscal 2006 and $25,496 of the total tax fees in fiscal 2005. Tax advice and tax planning services amounted to $1,330 in fiscal 2006 and $5,480 in fiscal 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee and each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

OTHER MATTERS

Additional Agenda Items

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

Proposals of stockholders intended to be presented at the fiscal 2007 Annual Meeting of Stockholders must be received by the Company at its principal office in Westborough, Massachusetts not later than February 27, 2007 for inclusion in the proxy statement for that meeting; provided that if the fiscal 2007 Annual Meeting is more than 30 days from the date of the fiscal 2006 Annual Meeting, such proposals must be received a reasonable time before the Company begins to print and mail the proxy statement for the fiscal 2007 Annual Meeting.

Stockholders who wish to make a proposal at the fiscal 2007 Annual Meeting — other than one that will be included in the Company’s proxy materials — should notify the Company no later than May 13, 2007; provided that if the fiscal 2007 Annual Meeting is more than 30 days from the date of the fiscal 2006 Annual Meeting, such notice must be received a reasonable time before the Company begins to print and mail the proxy statement for the fiscal 2007 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of such reports furnished to the Company and written representations regarding the filing of required reports, the Company is not aware that any of its officers, directors or holders of 10% or more of the Company’s common stock failed to comply in a timely manner during fiscal 2006 with Section 16(a) filing requirements, other than with respect to Gregory J. Yurek, who filed his Form 5 for fiscal 2006 after the due date to report one transaction that occurred in March 2006 involving gifts of securities to family members.

Important Notice Regarding Delivery of Security Holder Documents

The Company has adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” proxy statements and annual reports for their customers. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household unless the Company has received instructions otherwise. The Company will promptly deliver a separate copy of either document to you if you write to or call the Company at the following address or phone number: Investor Relations, American Superconductor Corporation, Two Technology Drive, Westborough, Massachusetts 01581, (508) 836-4200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Electronic Voting

Any stockholder who owns shares of common stock of record may authorize the voting of its shares over the Internet at www.voteproxy.com and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet must be received by 11:59 p.m. on Wednesday, July 26, 2006.

If a stockholder owns shares held in “street name” by a bank or brokerage firm, the stockholder’s bank or brokerage firm will provide a vote instruction form to the stockholder with this proxy statement that may be used to direct how the shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the stockholder’s bank or brokerage firm on the vote instruction form.

By Order of the Board,

Thomas M. Rosa, Treasurer

June 23, 2006

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

Appendix A

AMERICAN SUPERCONDUCTOR CORPORATION

SECOND AMENDED AND RESTATED 1997 DIRECTOR

STOCK OPTION PLAN, AS AMENDED

1.	Purpose.

The purpose of this Second Amended and Restated 1997 Director Stock Option Plan, as amended (the “Plan”), of American Superconductor Corporation (the “Company”) is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future success and to provide them with a further incentive to remain as directors of the Company.

2.	Administration.

The Board of Directors shall supervise and administer the Plan. Grants of stock options and stock awards under the Plan and the amount and nature of the options and awards to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options or awards granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding. No director or person acting pursuant to the authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the Plan made in good faith.

3.	Participation in the Plan.

Directors of the Company who are not full-time employees of the company or any subsidiary of the Company (“Outside Directors”) shall be eligible to receive options and stock awards under the Plan, except that Directors of the Company who are representatives of an equity holder of the Company shall not be eligible to receive options or awards under the Plan.

4.	Stock Subject to the Plan.

(1)	The maximum number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), which may be issued under the Plan shall be 790,000 shares, subject to adjustment as provided in Section 7.

(2)	If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(3)	All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(4)	Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Terms, Conditions and Form of Options.

Each option granted under the Plan shall be evidenced by a written agreement in such form as the President or the Executive Vice President, Corporate Development, shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a)	Option Grants and Stock Awards.

(i)	Initial Grants to Outside Directors. An option to purchase 20,000 shares of Common Stock shall be granted automatically to each Outside Director first elected to the Board of Directors after the date of the approval of the Plan by the stockholders of the Company, upon the date of his or her initial election to the Board of Directors.

(ii)	Stock Awards to Outside Directors. An award of 5,000 shares of Common Stock shall be granted automatically, on the third business day following the date of each Annual Meeting of Stockholders of the Company, to each person serving as an Outside Director of the Company on the date of such grant, provided that such Outside Director has served on the Board of Directors of the Company for at least one full calendar year prior to the date of such grant. The shares of Common Stock covered by such award shall be fully vested and not subject to any repurchase rights or other contractual restrictions.

(b)	Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be as determined by the Board of Directors.

(c)

Transferability of Options. Except as the Board of Directors may otherwise determine, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

References to a optionee, to the extent relevant in the context, shall include references to authorized transferees, if any.

(d)	Vesting Period.

(i)	General. Each option granted pursuant to Section 5(a)(i) shall become exercisable in equal annual installments over a two year period following the date of grant.

(ii)	Acceleration Upon An Acquisition Event. Notwithstanding the foregoing, each outstanding option granted pursuant to Section 5(a)(i) shall immediately become exercisable in full in the event an Acquisition Event (as defined in Section 8) of the Company occurs.

(e)	Termination. Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the date of grant or (ii) the date 60 days after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

(f)	Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(g)	Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.	Limitation of Rights.

(a)	No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

(b)

No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

(c)	Compliance with Securities Laws. Each option and stock award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or stock award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, and such stock award shall not be granted, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

7.	Adjustment to Common Stock.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of security available under this Plan, (ii) the number and class of security covered by future option grants and stock awards under Section 5(a) and (iii) the number and class of security and exercise price per share subject to each outstanding option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate. No fractional shares will be issued under the Plan on account of any such adjustments. If this Section 7 applies and Section 8 also applies to any event, Section 8 shall be applicable to such event and this Section 7 shall not be applicable.

8.	Acquisition Events.

Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding options: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for such options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended; (ii) upon written notice to the optionees, provide that all then unexercised options will become exercisable in full as of a specified time

(the “Acceleration Time”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the optionees between the Acceleration Time and the consummation of such Acquisition Event; and (iii) in the event of an Acquisition

Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), provide that all outstanding options shall terminate upon consummation of such Acquisition Event and each optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

An “Acquisition Event” shall mean: (x) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (y) any sale of all or substantially all of the assets of the Company; or (z) the complete liquidation of the Company.

9.	Modification, Extension and Renewal of Options.

The Board of Directors shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

10.	Termination and Amendment of the Plan.

The Board of Directors may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the Nasdaq National Market or any other exchange on which the Common Stock of the Company is listed.

11.	Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.	Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

13.	Stockholder Approval.

The Plan is conditional upon stockholder approval of the Plan within one year from its date of adoption by the Board of Directors, and no option may be granted under the Plan until such stockholder approval is obtained.

First adopted by the Board of Directors on July 24, 1997 and approved by the stockholders on September 5, 1997

Amended and Restated Plan adopted by the Board of Directors on May 2, 2000 and approved by the stockholders on July 28, 2000

Second Amended and Restated Plan adopted by the Board of Directors on April 25, 2002 and approved by the stockholders on July 26, 2002

Second Amended and Restated Plan, as amended, adopted by the Board of Directors on May 6, 2004 and approved by the stockholders on July 29, 2004

Second Amended and Restated Plan, as amended, adopted by the Board of Directors on May 4, 2006

PROXY	PROXY

AMERICAN SUPERCONDUCTOR CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on July 27, 2006

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, Thomas M. Rosa and Patrick J. Rondeau, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of American Superconductor Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal office, Two Technology Drive, Westborough, Massachusetts 01581, on Thursday, July 27, 2006, at 9:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN SUPERCONDUCTOR CORPORATION

July 27, 2006

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- or -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

¯Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the seven (7) directors listed below for the ensuing year.

2.   To approve an amendment to the Company’s Second Amended and Restated 1997 Director Stock Option Plan to change the annual equity award to each non-employee director from the grant of a stock option for 10,000 shares of common stock to an award of 5,000 shares of common stock.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES o Gregory J. Yurek o Albert J. Baciocco, Jr. o Vikram S. Budhraja o Peter O. Crisp o Richard Drouin o Andrew G.C. Sage, II o John B. Vander Sande	3. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

      PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐		Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

Signature of Stockholder Date: Signature of Stockholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.